UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 09, 2026

ARKO Petroleum Corp.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-43121	39-3168808
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8565 Magellan Pkwy Suite 400
Richmond, Virginia		23227-1150
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (804) 730-1568

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	APC	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously reported, ARKO Petroleum Corp., a Delaware corporation (the “Company”), entered into an underwriting agreement with UBS Securities LLC and Raymond James & Associates, Inc., as representatives of the underwriters named therein (the “Underwriters”), in connection with the initial public offering (the “IPO”) of the Company’s Class A common stock, par value $0.0001 per share (“Class A common stock”), pursuant to which the Company granted the Underwriters an option (the “Option”) for a period of 30 days following the closing of the IPO to purchase up to an additional 1,666,666 shares of Class A common stock to cover over-allotments. On March 5, 2026, the Underwriters exercised the Option to purchase 1,459,112 shares of Class A common stock, and on March 9, 2026, the Company issued and sold to the Underwriters such shares and received net proceeds of $24.4 million after deducting underwriters’ discounts and commissions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARKO Petroleum Corp.

Date:	March 9, 2026	By:	/s/ Arie Kotler
		Name: Title:	Arie Kotler President, Chief Executive Officer and Chairman of the Board